                                                                Exhibit 10.15

                             OFFICE LEASE AGREEMENT

          THIS OFFICE LEASE AGREEMENT (this "Lease") is dated as of the 17 day of June 1996, by and between 1133 FIFTEENTH STREET LIMITED
PARTNERSHIP, a District of Columbia limited partnership ("Landlord"), and STRAYER COLLEGE, INC., a Maryland Corporation ("Tenant").

                                   ARTICLE I
                                  DEFINITIONS


          1.1 Building: a twelve (12) story building containing approximately one hundred eighty-six thousand eight hundred eighty six (186,886) square feet of office rentable area and one hundred ninety thousand seven hundred nineteen (190,719) square feet of total rentable area as of the date hereof and located at 1133 Fifteenth Street, N.W., Washington, D.C. 20005.

          1.2 Premises: approximately six thousand six hundred ninety-six (6,696) square feet of rentable area located on the first (1st) floor of the Building, as more particularly designated on Exhibit A.

          1.3             Lease Term:  one hundred twenty (120) months.

          1.4 Anticipated Delivery Date: twenty (20) days after the earliest to occur of the day (a) Landlord receives written notice from Tenant that the Permits (as defined in Section 3.3(b)) have been obtained, or
(b) Landlord receives written notice that Tenant waives the conditions described in Section 3.3(b)), or (c) the termination period set forth in
Section 3.3(b) expires without Tenant having terminated the Lease in accordance therewith.

          1.5             Base Rent:  the amount set forth in Section 4. 1(a).

          1.6             [Intentionally Deleted].

          1.7             Operating Charges Base Year:  calendar year 1996.

          1.8             Real Estate Taxes Base Year:  calendar year 1996.

          1.9             Security Deposit Amount:  ten thousand dollars
($10,000.00).

          1.10 Brokers: CB Commercial Real Estate Group, Inc., 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2505 and Smithy Braedon Company, 1150 Connecticut Avenue, N.W., Washington, D.C. 20036.

          1.11 Tenant Notice Address: 1025 Fifteenth Street, N.W., Washington, D.C. 20005, Attn: Ron K. Bailey.

          1.12 Landlord Notice Address; c/o Carr Real Estate Services, Suite 700, 1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006,
Attention: Property Manager: 1133 Fifteenth Street, with a copy to Clark Enterprises, Inc., 15th Floor, 7500 Old Georgetown Road, Bethesda, Maryland 20814-5122, Attention: Mr. Lawrence C. Nussdorf.

          1.13 Building Hours: 8:00 am to 8:00 p.m. on Monday through Friday (excluding legal public holidays) and 9:00 a.m. to 6:90 p.m. on Saturday (excluding legal public holidays), and such other hours, if any, as Landlord from time to time determines.

          1.14            Guarantor(s):  None.

                                   ARTICLE II
                                    PREMISES

          2.1 Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use the common and public areas of the Building. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, janitorial closets, telephone rooms, parking areas or other non-common or non-public areas of the Building.

                                  ARTICLE III
                                      TERM


          3.1 All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on the Lease Commencement Date specified in Section 3.2. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

          3.2 The "Lease Commencement Date" shall be the earliest to occur of (a) sixty-nine (69) days (plus that number of days remaining prior to the Permit Termination Date after tenant notifies landlord that Permits have been received by tenant) after the date the Premises are delivered to Tenant, or (b) the date on which the work and materials to be provided pursuant to Exhibit B are substantially complete as determined pursuant to Exhibit B, or
(c) the date on which Tenant commences operations in the Premises. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute the certificate confirming the Lease Commencement Date attached to this Lease as Exhibit D.

          3.3 (a) It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Delivery Date. However, Tenant acknowledges that (1) approximately six hundred fifty (650) square feet of the Premises (the "Mayflower Space") currently are leased to Mayflower Valet ("Mayflower") pursuant to a lease between Landlord and Mayflower (the "Mayflower Lease"); (2) certain other square feet of the Premises (the "DCC Space") currently are leased to DeLeuw, Cather & Company ("DCC") pursuant to a storage space lease between Landlord and DCC (the "DCC Lease"); and (3) certain other square feet of the Premises (the "EAWS Space") currently are leased to Europ Assistance Worldwide Services, Inc. ("EAWS") pursuant to a storage space lease between Landlord and EAWS (the "EAWS Lease"). The Mayflower Space, DCC Space and EAWS Space shall hereinafter be referred to collectively as the "Occupied Space." Mayflower, DCC and EAWS have each entered into an agreement with Landlord (collectively, the "Termination Agreements"), which provides that the Mayflower Lease shall terminate and that DCC and EAWS will surrender and vacate the DCC Space and EAWS Space, respectively, effective as of the fifteenth (15th) day after Landlord notifies Mayflower, DCC and EAWS that this Lease has been fully executed and the termination period set forth in Section 3.3(b) shall have expired without Tenant having terminated this Lease. Landlord shall notify Mayflower, DCC and EAWS promptly after the same has occurred. Notwithstanding the foregoing, if Mayflower, DCC or EAWS fail to vacate all or any portion of the Occupied Space on or before the Occupied Space Termination Date (as defined below), then Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable as a result thereof, provided, however, that, if Mayflower, DCC or EAWS fail to vacate all or any portion of the Occupied Space on or before the one hundred twentieth (120th) day after the date this Lease is fully executed (the "Occupied Space Termination Date"), then Tenant shall have the right to terminate this Lease as set forth below. If Tenant desires to so terminate this Lease, such termination right shall be exercised by providing written notice to Landlord thereof only during the period commencing on the one hundred twenty-first (121st) day and ending on the one hundred twenty-fifth (125th) day after the date this Lease is fully executed and if Tenant does not so exercise its termination right during such period, then Tenant shall be deemed to have waived its right to terminate this Lease under thin Section 3.3(a).

                          (b) From and after the date Tenant executes this
Lease, Tenant shall use all due diligence and good faith efforts to obtain as expeditiously as possible all permits, certificates of occupancy and other approvals and documents required in connection with the commencement and completion of Tenant's Work (as defined in Exhibit B) and the use and occupancy of the Premises, including, but not limited to, the building permit for Tenant's Work (the "Building Permit") and any necessary license from the District of Columbia educational authorities (the "Education License") (collectively, the "Permits"). If minor modifications are at any time required by governmental authorities to any plans or specifications which are prepared and submitted by Tenant, then, Tenant shall be obligated to make such modifications. At Landlord's request, Tenant shall permit Landlord to assist Tenant in obtaining all such permits and other items.

                      (i) Promptly after this Lease is fully executed, Tenant shall submit all necessary applications to all appropriate governmental authorities in order to obtain the Education License. As soon as practicable following Landlord's approval of the Final Construction Documents (as defined in Paragraph 4(c) of Exhibit B), Tenant shall submit all necessary applications to all appropriate governmental authorities in order to obtain the Building Permit. Tenant shall be responsible for all fees in connection therewith and shall diligently and in good faith pursue the applications so that the Permits can be issued as soon as practicable. Tenant shall keep Landlord informed of all developments regarding the status of the permit process and shall, at a minimum, provide weekly reports to Landlord. Tenant shall consult with Landlord regarding any problems or issues encountered during the permit process and will seek Landlord's advice with respect thereto. Tenant shall notify Landlord of, and afford Landlord the right to attend and participate in, all conferences (telephonic or otherwise) involving Tenant and/or any representative of the local governmental authorities during the permit process. Tenant shall cause Landlord to receive copies of all correspondence relating to the permit process. Tenant shall advise Landlord in writing of the issuance of each Permit not later than the first business day immediately following issuance thereof.

                      (ii) If, after using all due diligence and good faith efforts, Tenant is unable to secure the Building Permit and the Education License within twenty-one (21) days after the date this Lease is fully executed (the "Permit Termination Date") and provided no default then exists under this Lease, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord not later than the second business day after the Permit Termination Date. If this Lease is not terminated timely as aforesaid, then Tenant's termination rights set forth above shall immediately lapse and be of no further force or effect and this Lease shall remain in full force and effect. If Tenant terminates this Lease in accordance with this Section 3.3(b), then Tenant shall deliver to Landlord, together with the termination notice, and as a condition precedent to the effectiveness thereof, a termination fee equal to the costs incurred by Landlord in connection with this Lease and Tenant's anticipated occupancy of the Premises, including, but not limited to, legal fees related to the Lease and the Termination Agreements and review of Tenant's plans. Notwithstanding anything herein to the contrary, the Permit Termination Date shall not be delayed in accordance with
                 Section 25.21.

          3.4 "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month immediately succeeding the month in which the first anniversary of the Lease Commencement Date occurs.

          3.5 (a) Subject to and in accordance with the terms and conditions of this Section, Tenant shall have the right to terminate this Lease as of the last day of the seventh (7th) Lease Year (the "Termination Date"). Tenant may exercise such right only by giving Landlord written notice thereof ("Termination Notice") not later than nine (9) months prior to the Termination Date (the "Termination Deadline"). If Tenant timely exercises such right, and as a condition precedent to the effectiveness thereof, Tenant shall deliver to Landlord, with the Termination Notice, a termination payment equal to the sum of
(1) one-half ( 1/2) of the Base Rent payable during the seventh (7th) Lease Year , plus (2) one-half ( 1/2) of any additional rent payable during the seventh
(7th) Lease Year (including, but not limited to, Tenant's proportionate share of Operating Charges and Real Estate Taxes), plus (3) the Unamortized Loan Amount (as determined in Section 3.5(b) below). Such termination payment shall be in addition to, and not in lieu of, the rental payments due through the Termination Date. If the amount of the termination payment cannot be finally determined as of the Termination Deadline, then Tenant shall pay to Landlord, not later than the Termination Deadline, Landlord's reasonable estimate of the amount of such payment, and any reconciliation necessary shall be made by Landlord, and any resulting amount due shall be paid by Tenant or refunded by Landlord, as applicable, not later than ten (10) business days after Landlord finally determines such sums and sends Tenant written notice thereof. Notwithstanding anything to the contrary herein, in the event that an Event of Default has occurred at any time during the Lease Term (whether before or after the date of the Termination Notice) or an event exists at the time the Termination Notice is delivered (or at any time prior to the Termination Date) which event with notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period, then, at Landlord's sole option, the Termination Notice shall be deemed void and of no further force and effect. If Landlord elects to void Tenant's Termination Notice in accordance with the immediately preceding sentence, this Lease shall continue in full force and effect and Landlord shall promptly return the Termination Payment to Tenant. If Tenant does not timely exercise its right of termination pursuant to this Section, then such right shall immediately lapse and be of no further force or effect.

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

                          (b) The Unamortized Loan Amount shall be the
then-current balance of the Assumed Loan as of the Termination Date. The Assumed Loan shall be a hypothetical loan made by Landlord to Tenant as of the Lease Commencement Date. The original principal amount of the Assumed Loan shall be deemed to be all costs and expenses incurred by Landlord in connection with this Lease and any amendments hereto as reasonably calculated by Landlord, including, but not limited to, the Improvements Allowance (as defined in Exhibit B hereto), brokerage commissions, legal fees and costs of any other abatement, allowance or concession. Interest shall be deemed to accrue from time to time on the outstanding principal balance of the Assumed Loan at an annual rate of ten percent (10%) compounded quarterly. For each full monthly payment of Base Rent paid by Tenant to Landlord, Tenant shall be deemed to have paid concurrently with such monthly payment to Landlord that amount which, in one hundred twenty (120) equal consecutive monthly installments of such amount, would fully amortize the original principal amount of the Assumed Loan and all interest earned thereon.

                                  ARTICLE IV
                                  BASE RENT


          4.1 (a) From and after the Lease Commencement Date, Tenant shall pay the Base Rent as follows:

                                                 ANNUAL BASE RENTAL RATE PER
    LEASE YEAR              BASE RENT                    SQUARE FOOT
        1                 $    133,920                     $ 20.00

        2                   136,598.40                       20.40

        3                   139,343,76                       20.81

        4                   142,089.12                       21.22

        5                   144,968.40                       21.65

        6                   161,507.52                       24.12

        7                   164,721.60                       24.60

        8                   168,069.60                       25.10

        9                   171,417.60                       25.60

        10                  174,832.56                       26.11

          4.2 The Base Rent shall be due and payable in equal monthly installments in advance on the first day of each month during each Lease Year. Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.

          4.3 All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then:
(a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose a returned check charge of Fifty Dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing, and (ii) to require that all future payments be remitted by wire transfer, money order, or cashier's or certified check.

                                   ARTICLE V
              INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES


          5.1 For the purposes of this Article V, the term "Building" shall be deemed to include the site upon which the Building is constructed (which site is sometimes referred to herein as the "Land").

If the Building is operated as a part of a complex of buildings or in conjunction with other buildings or parcels of land, then Landlord shall prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole but not arbitrary judgment, shall determine.

          5.2 (a) From and after the Lease Commencement Date, Tenant shall pay as additional rent Tenant's proportionate share of the amount by which Operating Charges (as defined in Section 5.2(b)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Operating Charges Base Amount") equal to the Operating Charges incurred during the Operating Charges Base Year. Tenant's proportionate share with respect to Operating Charges shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding storage, roof and garage space).

                          (b) "Operating Charges" shall mean the sum of all
expenses incurred by Landlord in the ownership, operation, maintenance, repair and cleaning of the Building, including, but not limited to, the following:
(i) charges for electricity and HVAC services supplied to the public and common areas and facilities of the Building, as reasonably estimated by Landlord, and all gas, water, sewer and other utility charges of every type and nature supplied to all or any portion of the entire Building (excluding electricity supplied to the areas of the Building leased (or leaseable) to tenants); (2) premiums and other charges for insurance; (3) management fees and personnel costs of the Building; (4) costs of service and maintenance contracts relating to the Building as a whole; (5) maintenance, repair and replacement expenses and supplies which are deducted by Landlord in computing its federal income tax liability; (6) depreciation for capital expenditures made by Landlord to reduce operating expenses or to comply with legal or insurance requirements applicable to the Building after the date hereof or to replace existing equipment or machinery used in connection with the operation or maintenance of the Building, such capital costs to be amortized over such reasonable period as Landlord shall determine, together with interest at the rate paid by Landlord on any funds borrowed for such expenditures; (7) charges for janitorial and cleaning services and supplies furnished to the public and common areas and facilities of the Building; (8) any business, professional and occupational license tax payable by Landlord with respect to the Building; (9) reasonable reserves for replacements, repairs and contingencies; (10) costs of snow removal; and (11) except as otherwise specifically set forth in this Section 5.2(b), any other expenses incurred by Landlord in maintaining, repairing, operating or cleaning the Building. Operating Charges shall not include: (i) principal or interest payments on any Mortgages (as defined in Section 21.1); (ii) leasing commissions or legal fees with respect to the negotiation of leases; (iii) capital expenditures, except as specified above; (iv) the costs of special services and utilities separately paid by particular tenants of the Building;
(v) costs which are reimbursed to Landlord by insurers or by governmental authorities in eminent domain proceedings; (vi) advertising for vacant space in the Building: (vii) the cost of tenant improvements; and (viii) costs and expenses directly and solely relating to the management, operation, cleaning, repairing and maintenance of the Garage.

                          (c) If the average occupancy rate for the Building
during any calendar year (including the Operating Charges Base Year) is less than one hundred percent (100%), then Operating Charges for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been one hundred percent (100%).

                          (d) Tenant shall make estimated monthly payments to
Landlord on account of the amount by which Operating Charges that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Charges Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such excess and Tenant's proportionate share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of each such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (2) the aggregate amount of Tenant's estimated payments made on account of Operating Charges during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent.

                          (e) For a period of ninety (90) days after Tenant's
receipt of such statement, Tenant, or an independent, certified public accountant who is hired by Tenant on a noncontingent fee basis and who offers a full range of accounting services and is reasonably acceptable to Landlord, shall have the right, during regular business hours and after giving at least ten (10) days' advance written notice to Landlord, to inspect and complete an audit of Landlord's books and records relating to Operating Charges for the immediately preceding calendar year; or, at Landlord's sole discretion and in lieu of such audit, Landlord will provide Tenant with an audited statement prepared by an independent, certified public accountant or certified by an officer of Landlord as being true, complete and correct. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit or audited statement strictly confidential. If such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of increases in Operating Charges exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payments of Operating Charges due hereunder. All costs and expenses of any such audit or audited statement shall be paid by Tenant. If Tenant does not notify Landlord in writing of any objection to any statement within ninety (90) days after receipt thereof then Tenant shall be deemed to have waived such objection.

          5.3 (a) Tenant shall pay as additional rent Tenant's proportionate share of the amount by which Real Estate Taxes (as defined in Section 5.3(b)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Real Estate Taxes Base Amount") equal to the Real Estate Taxes incurred during the Real Estate Taxes Base Year, as finally determined. Tenant's proportionate share with respect to Real Estate Taxes shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding storage, roof and garage space).

                          (b) "Real Estate Taxes" shall mean (1) all real
estate taxes, vault and/or public space rentals, business district or arena taxes, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building or the Land or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including, without limitation, reasonable attorneys' and consultants' fees and court costs) incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building.

                          (c) If during any calendar year (including the Real
Estate Taxes Base Year) the Building is not fully assessed for tax purposes because the Building is less than fully occupied, then Real Estate Taxes for such year shall be deemed to include all additional taxes, as reasonably estimated by Landlord, which would have been incurred during such year if the Building had been fully assessed.

                          (d) Tenant shall make estimated monthly payments to
Landlord on account of the amount by which Real Estate Taxes that are expected be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such amount and Tenant's proportionate share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant's estimated payments made during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent.

          5.4 If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

                                   ARTICLE VI
                                USE OF PREMISES


          6.1 (a) Tenant shall use and occupy the Premises solely for general (non-medical and non-governmental) classroom purposes and ancillary administrative office space compatible with first class office buildings in the jurisdiction in which the Building is located, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the "ADA") and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) (collectively, "Laws") concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events outside the Premises.

                          (b) Tenant shall keep that portion of the Premises
designated on Exhibit A as the lobby area (i) lighted twenty-four (24) hours a day, and attended by a lobby attendant during any hours that Tenant may be using the Premises, and (ii) fully furnished so as to give the appearance that the Premises are in operation, as reasonably determined by Landlord.

                          (c) The common areas of the Building are accessible
from the Premises only through the emergency exit door located at the rear of the Premises. Tenant shall install, at its sole cost and subject to Landlord's approval as required in this Lease, an alarm on such door which shall be connected to the Building alarm system and shall be activated on the opening of such door. Tenant shall post a warning sign at the door stating that the door is only to be used for emergency exit and that the alarm will sound if opened. Tenant shall use best efforts to prohibit students and other Invitees access through such emergency exit to any part of the Building. Tenant and its Invitees shall have the same rights of access to the Building lobby area through the front door of the Building as the general public.

          6.2 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

          6.3 (a) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building, provided that Tenant may use and store reasonable quantities of standard cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises. Tenant hereby acknowledges receipt of that certain letter dated May 13, 1996 from Applied Environmental, Inc., which discloses the presence of asbestos and/or certain asbestos-containing materials in the Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws; provided, however, that Tenant shall have no obligation to remove any Hazardous Materials which were present in the Premises prior to Tenant's execution of this Lease (and not brought onto the Premises by Tenant or any of its employees, agents or contractors) unless removal thereof would not otherwise be required by law, but is required in order for Tenant to complete Alterations in accordance with this Lease or to complete the initial improvements in accordance with Exhibit B. Notwithstanding anything contained in this Lease to the contrary, if Tenant removes or attempts to remove any asbestos, or asbestos-containing materials for any reason whatsoever, Tenant shall do so strictly in accordance with this Lease and all Environmental Laws and any other applicable Laws and Tenant shall employ qualified asbestos contractors approved by Landlord to perform the removal, and only after notifying Landlord in writing of the location of the Hazardous Materials Tenant proposes to remove prior to such removal. "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.
Section 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

                          (b) Notwithstanding any termination of this Lease,
Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "Environmental Default" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

          6.4 Landlord at its expense (subject to reimbursement pursuant to Article V to the extent permitted thereby) shall take steps necessary to comply with Title III of the ADA to the extent same applies directly to the common areas of the Building as a whole; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant or any Invitee, or if any improvements made by Landlord to comply with the ADA benefit solely the Premises, then such compliance shall be at Tenant's cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises (including means of ingress and egress thereto) and the business conducted therein. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA, or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

                                  ARTICLE VII
                           ASSIGNMENT AND SUBLETTING


          7.1 Tenant shall not assign, transfer or otherwise encumber (collectively, "assign") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Notwithstanding any of the foregoing to the contrary, provided Tenant is not in default hereunder this Lease, and subject to Landlord's rights and Tenant's obligations pursuant to
Section 7.5 below, Landlord shall not unreasonably withhold its consent to any proposed subletting of the Premises. For purposes of the immediately preceding sentence, it shall be reasonable for Landlord to withhold its consent if, for example: (i) the proposed subtenant is engaged in a business, or the Premises will be used in a manner, that is inconsistent with the first-class image of the Building; or (ii) Landlord is not satisfied with the financial condition of the proposed subtenant; or (iii) the initial Tenant does not remain fully liable as a primary obligor for the payment of all rent and other charges payable by Tenant hereunder and for the performance of all other obligations of Tenant hereunder; or (iv) the proposed subtenant is a governmental or quasi-governmental agency. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively "mortgage") this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay to Landlord all expenses (including attorneys' fees and accounting costs) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, or mortgage. Tenant shall notify Landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease. Any sublease, assignment or mortgage shall, at Landlord's option, be effected on forms approved by Landlord. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within ten (10) days after Tenant's execution thereof.

          7.2 If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability of the partners shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market. If Tenant is a limited liability company, then any dissolution of Tenant r a withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. In addition, a transfer of all or substantially all of the assets of Tenant, either by merger, consolidation, or otherwise shall be deemed to be an assignment under this Article VII.

          7.3 If at any time during the Lease Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the "Proposed Sublease Commencement Date"); the area proposed to be assigned, sublet or otherwise encumbered (the "Proposed Sublet Space"); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

          7.4             Intentionally Deleted.

          7.5 If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent upon such terms as shall be reasonably specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment.

          7.6 All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease.

                                  ARTICLE VIII
                            MAINTENANCE AND REPAIRS


          8.1 Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof promptly after Tenant becomes aware thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order and condition equal to or better than their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Article
XVII. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, "Invitees") or Tenant, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith. Landlord shall provide and install replacement tubes for Building standard fluorescent light fixtures (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed at Tenant's expense.

          8.2 Except as otherwise provided in this Lease, Landlord shall keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, and the building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building (collectively, the "Building Structure and Systems"), clean and in good operating condition and, promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, HVAC systems serving the Premises, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs brought about by any act or neglect of Tenant or any Invitee.

                                   ARTICLE IX
                                  ALTERATIONS


          9.1 The original improvement of the Premises shall be accomplished by Tenant or its designated contractor(s) in accordance with Exhibit B. Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively, "Alterations") in or to the Premises or the Building except as otherwise expressly provided in this Lease.

          9.2 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion with respect to all structural Alterations and to those non-structural Alterations which are visible from the exterior of the Premises or for which a building permit is required, and which consent shall not be unreasonably withheld with respect to all other non-structural Alterations. Structural Alterations shall be deemed to include without limitation any Alteration that will or may necessitate any changes, replacements or additions to the walls, ceilings, partitions, columns or floor, or to the water, electrical, mechanical, plumbing or HVAC systems, of the Premises or the Building. Notwithstanding the foregoing, provided Tenant gives Landlord prior written notice, Tenant may install in the Premises, without obtaining Landlord's prior written consent, minor, nonstructural Alterations of a decorative or cosmetic nature ("Cosmetic Alterations") whose aggregate value (as reasonably determined by Landlord) is less than Five Thousand Dollars ($5,000) and which do not require a building permit, for example, the hanging of artwork, the installation of carpeting or repainting; and further provided that in connection with any repainting or recarpeting, if the paint and/or carpet (as applicable) is of equal or better quality as the paint and/or carpet then-existing in the Premises and is of a substantially similar color, then the cost thereof shall not be included in calculating the Five Thousand Dollar ($5,000) threshold for Cosmetic Alterations. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, on days, at times and, except for Cosmetic Alterations, under the supervision of an architect approved in writing by Landlord; (d) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord at Landlord's standard charge (except that the foregoing requirements of this clause (d) shall not apply in the case of Cosmetic Alterations for which plans and specifications are not generally prepared, as reasonably determined by Landlord); (e) in accordance with all Laws and the requirements of any insurance company insuring the Building or any portion thereof; (f) after having obtained any required consent of the holder of any Mortgage; (g) after obtaining public liability and worker's compensation insurance policies approved in writing by Landlord, which policies shall cover every person who Bill perform any work with respect to such Alteration; (h) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations; and (i) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's financial ability to complete the Alteration in accordance with the provisions of this Lease. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. All Alterations (including, without limitation, those involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building) shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense. If Landlord elects not to so perform such work, then Landlord shall be paid a reasonable construction supervision fee (not to exceed five percent (5%) of the cost of such work). Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place.

          9.3 If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right at Tenant's expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Alterations and other items in the Premises or the Building which Landlord designates in writing for removal. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant's expense to remove from the Premises such furniture, furnishings and equipment and any Alteration which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs (including a construction management fee) incurred by Landlord in effecting such return.

                                   ARTICLE X
                                     SIGNS

          10.1 Landlord will list Tenant's name in the Building directory, if any, and provide Building standard signage, subject to compliance with all applicable Laws on the exterior entry door of the Premises. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building; provided, however that Landlord shall only affix, install, or display signs on the interior of the Premises which pertain to the management or operation of the Building.

                                   ARTICLE XI
                                SECURITY DEPOSIT


          11.1 Simultaneously with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount (as defined in Section 1.9) as a security deposit which shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. Within approximately thirty (30) days after the later of the expiration or earlier termination of the Lease Term or Tenant's vacating the Premises, Landlord shall return such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant's obligations, or any default by Tenant, under this Lease. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three (3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant's failure to do so shall constitute an Event of Default under this Lease.

          11.2 If Landlord transfers the security deposit to any purchaser or other transferee of Landlord's interest in the Property, then Tenant shall look only to such purchaser or transferee for the return of the security deposit, and Landlord shall be released from all liability to Tenant for the return of such security deposit. Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any security deposit made by Tenant hereunder unless such holder actually receives such security deposit. Tenant shall not pledge, mortgage, assign or transfer the Security Deposit or any interest therein.

                                   ARTICLE XII
                                   INSPECTION

          12.1 Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary or desirable, or to exhibit the same to brokers, prospective tenants, lenders, purchasers and others. Except in the event of an emergency, Landlord shall endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

                                  ARTICLE XIII
                                   INSURANCE

          13.1 Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is to any such activity, equipment or other item shall be conclusive evidence thereof.

          13.2 (a) Throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including those set forth in Sections 6.3 and 15.2), premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance, (4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) worker's compensation insurance, and (6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to Exhibit B (except for the Building Standard Allowances (as defined in Exhibit E) provided by Landlord, to the extent the same were originally incorporated into the Premises), all Alterations and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

                          (b) All such insurance shall:  (1) be issued by a
company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any Mortgage as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; and (7) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance. Tenant shall deliver a certificate of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.

          13.3 Landlord agrees to carry and maintain all-risk property insurance (with replacement cost coverage) covering the Building and Landlord's property therein in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord is covered by property insurance therefor. Landlord shall use reasonable efforts to secure a waiver of subrogation endorsement from its insurance carrier. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required of Tenant pursuant to Section 13.2).

                                  ARTICLE XIV
                             SERVICES AND UTILITIES


          14.1 Subject to Tenant's obligations specified in this Lease, Landlord will provide water, elevator service (with at least one (1) elevator in operation at all times, except in the event of an emergency), and exterior window-cleaning service. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the water to operate Tenant's HVAC system (up to 66 gallons of condenser water per minute). Tenant shall pay for such extra water service in accordance with Section 14.3 below. Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency).

          14.2 Electricity furnished to the Premises shall be measured by a separate meter installed by Tenant at Tenant's expense. Tenant shall timely pay directly to the utility company all charges for all electricity furnished to the Premises. If at any time during the Lease Term all or any portion of the Premises or any equipment in or servicing the Premises are not separately metered, then Landlord may install at Tenant's expense submeters to ascertain Tenant's actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility. Tenant acknowledges that a 100 amp switch in the Premises is damaged and that Landlord shall not be obligated to repair such switch unless the electric utility requires its use in connection with providing electricity to the Premises.

          14.3 Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage (per square foot of rentable area) during the same period for the entire Building, as reasonably calculated by Landlord.

                                   ARTICLE XV
                             LIABILITY OF LANDLORD


          15.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by Landlord's willful misconduct or gross negligence to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

          15.2 Tenant shall reimburse Landlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses including reasonable attorneys' fees), losses, penalties and court costs (collectively, "Damages") suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date. Notwithstanding the foregoing, Tenant shall not be liable pursuant to this
Section 15.2 to the extent Landlord receives insurance proceeds on account of any such Damages.

          15.3 No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord's interest therein. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment; provided, that, after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer.

          15.4 Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

          15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "officer") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

                                  ARTICLE XVI
                                     RULES


          16.1 Tenant and Invitees shall at all times abide by and observe the rules specified in Exhibit C. Tenant and Invitees shall also abide by and observe any other rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably discriminates among similarly situated tenants.

                                  ARTICLE XVII
                             DAMAGE OR DESTRUCTION


          17. 1           If the Premises or the Building are totally or
partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within ninety (90) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay rent only for the portion of the Premises that is usable while such repair and restoration are being made; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall not be entitled to any such rent reduction. After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant), Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (a) if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay Landlord's deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction, (b) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, and (c) Landlord shall not be required to repair or restore any of the original tenant improvements installed pursuant to Exhibit B (except for the Building Standard Allowance provided by Landlord, to the extent the same were originally incorporated into the Premises), any Alterations or any other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment or personal property). Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (1) insurance proceeds are insufficient to pay the full cost of such repair and restoration, (2) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (4) the damage to the Building exceeds twenty-five percent (25%) of the replacement value of the Building.

          17.2 If Landlord proceeds to repair and restore the Premises and the Building in accordance with this Lease, but does not complete such repair and restoration of the Premises within one (1) year after the date the damage or destruction occurred, then Tenant shall have the right to terminate this Lease only by providing written notice to Landlord of the exercise of such right only during the period commencing on the 366th day and ending on the 370th day after the date of such damage or destruction. If Tenant does not timely exercise its termination right during such period, then Tenant shall be deemed to have waived its right to terminate this Lease in accordance with this Section. Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease if any act or omission of Tenant or any invitee of Tenant shall have caused or contributed to the damage or destruction or the delay in repairing or restoring the same.

                                 ARTICLE XVIII
                                  CONDEMNATION


          18.1 If one-third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

          18.2 All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                  ARTICLE XIX
                                    DEFAULT


          19.1 Each of the following shall constitute an "Event of Default": (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum; provided, however, that with respect to the first such failure in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) days after Landlord delivers written notice thereof to Tenant; (b) Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1; provided, however, that with respect to the first such failure as to any particular Article of this Lease in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for ten (10) days after Landlord delivers written notice thereof to Tenant; (c) Tenant's failure to perform or observe the obligations set forth in Section 6.1(b) of this Lease; provided, however, that with respect to the first two (2) such failures in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of twenty-four (24) hours after Landlord delivers written notice thereof to Tenant; (d) an Event of Bankruptcy as specified in Article XX;
(e) Tenant's dissolution or liquidation; or (f) any Environmental Default as specified in Section 6.3.

          19.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. If Tenant is in default under this Lease and has vacated the Premises, then Landlord shall thereafter use reasonable efforts to relet the Premises; provided, however, that Tenant understands and agrees that Landlord's main priority will be the leasing of space in the metropolitan Washington, D.C. area controlled by Landlord or any affiliate of Landlord (and not then leased by Landlord or such affiliate), and the reletting of the Premises will be of lower priority. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other damages suffered or incurred by Landlord on account of and to the extent caused by Tenant's default (including, but not limited to late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would leave become due from the date of Tenant's default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of(i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Lease Term, plus (ii) the all expenses (including broker and attorneys' fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the "Extra Rent") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take much action also upon the termination of Tenant's right of possession.

          19.3 (a) Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

                          (b) All rights and remedies of Landlord set forth in
this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant unless such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

          19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

          19.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the "Default Rate") equal to the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder: provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.

          19.6 If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date such payment is due and payable (without regard to any grace period specified in Section 19.1), then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late lee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand. Notwithstanding the foregoing to the contrary, Landlord shall waive such late fee (including the interest payable pursuant to the preceding sentence) the first (1st) time in each calendar year that Tenant fails to make a payment when due, provided such payment is made before the fifth (5th) day after the date such payment was due (without regard to any applicable notice or cure period specified in Section 19.1).

          19.7 As security for the performance of Tenant's obligations, Tenant grants to Landlord a lien upon and a security interest in Tenant's existing or hereafter acquired personal property, inventory, furniture, furnishings, fixtures, equipment, licenses, permits and all other tangible and intangible property, assets and accounts, and all additions, modifications, products and proceeds thereof, which has been used at the Premises, purchased for use at the Premises, located at any time in the Premises or used or to be used in connection with the business conducted or to be conducted in the Premises, whether or not the same may thereafter be removed from the Premises, and including, without limitation, all stock and partnership interests now or hereafter owned by Tenant, legally or beneficially, in any entity which manages, owns or operates the business to be conducted in or upon the Premises; provided, however, that Landlord shall subordinate such lien and security interest to any lien or security interest granted by Tenant in or to any of its personal property or equipment as security for indebtedness incurred for the purpose of financing the purchase or leasing of any such personal property or equipment. Such lien shall be in addition to all rights of distraint available under applicable law. Within five (5) days after request from time to time, Tenant shall execute, acknowledge and deliver to Landlord a financing statement and any other document evidencing or establishing such lien and security interest which may be requested by Landlord. During the Lease Term, Tenant shall not sell, transfer or remove from the Premises any of the aforementioned tangible property without Landlord's prior written consent, unless the same shall be promptly replaced with similar items of comparable value. In order to further assure Tenant's performance of its obligations under this Lease, Tenant covenants that during the Lease Term, it will not convey or otherwise transfer its assets or permit its assets to be encumbered to the extent that any such conveyance, transfer or encumbrance is not done in the ordinary course of Tenant's business or would materially and adversely affect the net worth of Tenant.

          19.8 If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

                                   ARTICLE XX
                                   BANKRUPTCY


          20.1 An "Event of Bankruptcy" is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant's obligations hereunder (including, without limitation, any general partner (or, if Tenant is a limited liability company, any member of Tenant) of Tenant (a "General Partner")) of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of such person's net worth below the net worth of such person as of the date hereof. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information concerning the financial condition of any such person as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

          20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the Building; (7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                  ARTICLE XXI
                                 SUBORDINATION


          21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively, "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

          21.2 Tenant shall at Landlord's request promptly execute any requisite or appropriate document confirming such subordination. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee; provided, however, that Tenant shall have no obligation to replace any portion of the Security Deposit that is not delivered to such transferee (except to the extent all or any portion thereof was applied in accordance with this Lease), (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

          21.3 If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five
(5) days after Tenant's receipt thereof.

          21.4 If (a) the Building or the Land, or both, are at any time subject to a Mortgage, (ii) this Lease and rent payable hereunder is assigned to the holder of the Mortgage, and (iii) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (x) such holder shall have at least 30 days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within 30 days, such holder shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (z) if the default cannot reasonably be cured without such holder having obtained possession of the Building, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making (lie request whose lien is the most senior shall have such right.

                                  ARTICLE XXII
                                  HOLDING OVER


          22.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will require an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then Tenant shall automatically forfeit all rights to the security deposit then being held by Landlord pursuant to this Lease and the rent payable by Tenant hereunder shall be increased to equal the greater of (1) fair market rent for the entire Premises, or (2) double the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

                                 ARTICLE XXIII
                             COVENANTS OF LANDLORD


          23.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

          23.2            Landlord reserves the following rights:
(a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with Tenant's permitted use of the Premises; (e) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to resubdivide the Land or to combine the Land with other lands; (g) to relocate any parking areas designated for Tenant's use; (h) if Tenant vacates the Premises prior to the expiration of the Lease Term, to make Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, additional rent and other sums due under this Lease through such expiration; (i) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (j) to prohibit smoking in the entire Building or portions thereof (including the Premises), so long as such prohibitions are in accordance with applicable law; and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises.

                                  ARTICLE XXIV
                                    PARKING


          24.1 During the Lease Term, upon the request of Tenant, Landlord agrees to make available to Tenant and its employees monthly parking permits for the unreserved parking of standard-sized passenger automobiles in the garage on the lower levels of the Building (the "Garage") in an amount equal to one permit for each one thousand five hundred (1,500) square feet of rentable area of the Premises. The charge for such permits shall be the prevailing rate charged from time to time by Landlord or the operator of the Garage. Notwithstanding the foregoing, Landlord does not guarantee the availability of such monthly parking permits to Tenant during the second (2nd) or any subsequent month of the Lease Term if and to the extent that Tenant does not purchase such monthly parking permits during the first (1st) month and each subsequent month of the Lease Term. Tenant shall notify Landlord at least 60 days before the anticipated Lease Commencement Date of the initial number of monthly parking permits Tenant will require. Tenant shall notify Landlord at least 30 days in advance of any change in the number of monthly parking permits. Tenant shall not assign, sublet or transfer any parking permits. Landlord reserves the right to institute either a valet parking system or a self-parking system. Tenant and its employees shall observe reasonable safety precautions in the use of the Garage and shall at all times abide by all rules and regulations governing the use of the Garage promulgated by Landlord or the Garage operator. The Garage will remain open on Monday through Friday (excluding legal holidays) during the Building Hours on such days. Landlord reserves the right to close the Garage during periods of unusually inclement weather or for repairs. At all times when the Garage is closed, monthly permit holders shall be afforded access to the Garage by means of a magnetic card or other procedure provided by Landlord or the Garage operator. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Garage, or for any injury sustained by any person in or about the Garage.

                                  ARTICLE XXV
                               GENERAL PROVISIONS


          25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

          25.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant's business address after Tenant vacates the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

          25.3 Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker(s). Landlord acknowledges that Landlord shall pay any commission or fee due to the Broker(s) pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker(s).

          25.4 At any time and from time to time, upon not less than five (5) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true and accurate.

          25.5 LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT TENANT'S NOTICE ADDRESS (SO LONG AS SUCH NOTICE ADDRESS IS IN THE DISTRICT OF COLUMBIA, AND IF NOT, AT THE PREMISES); PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN TILE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

          25.6 All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the second business day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I, with a copy to Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037,
Attention: John Engel, Esq.; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have thirty (30) days after receipt of such notice to cure any Landlord default before Tenant may exercise any remedy. Any cure of Landlord's default by such holder shall be treated as performance by Landlord.

          25.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

          25.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

          25.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

          25.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

          25.11 This Lease shall be governed by the Laws of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

          25. 12          Headings are used for convenience and shall not be
              considered when construing this Lease.

          25.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

          25.14 Time is of the essence with respect to each of Tenant's and Landlord's obligations hereunder.

          25.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

          25.16 Neither this Lease nor a memorandum thereof shall be recorded.

          25.17 Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building without Tenant's consent, provided such changes or modifications do not materially and adversely change the character of the Building or the Premises or access to the Premises.

          25.18 The rentable area in the Building and in the Premises shall be determined by Landlord's architect in accordance with the Washington, D.C. Association of Realtors, Inc. Standard Method of Measurement dated January 1, 1989.

          25. 19          Except as otherwise provided in this Lease, any
additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

          25.20 Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

          25.21 If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except with respect to Tenant, the obligations to pay rent and other sums due under this Lease) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord's or Tenant's, as the case may be, reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

          25.22 Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

          25.23 The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

          25.24 At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

          25.25 Tenant and Landlord and the persons executing and delivering this Lease on Tenant's and Landlord's behalf each represents and warrants that such person is duly authorized to so act; that Tenant or Landlord, as applicable, is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant or Landlord, as applicable, and such person to enter into this Lease has been duly taken.

          25.26 Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:                  LANDLORD:

                                 1133 FIFTEENTH STREET LIMITED
                                 PARTNERSHIP
                                 By:    Clark Enterprises, Inc., General Partner

/s/ MARCIA L. WEINER                             /s/ LAWRENCE C. NUSSDORF
--------------------------------                 ---------------------------
                                           By:   Lawrence C. Nussdorf
                                                 Executive Vice President


WITNESS/ATTEST:                  TENANT:

                                 STRAYER COLLEGE, INC.
/s/ A. KAREY
-------------------------------- By:      /s/ HARRY T. WILKINS        [SEAL]
                                          ------------------------------------
                                 Name:        Harry T. Wilkins
                                          ------------------------------------
                                 Title:       Director of Finance
                                          ------------------------------------